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                                                                    Exhibit 10.3


                              WAIVER AND AMENDMENT

                               TO CREDIT AGREEMENT

            THIS WAIVER AND AMENDMENT TO CREDIT AGREEMENT (the "Amendment") is made and entered into as of September 25, 1998, among NEW PLAN REALTY TRUST, a Massachusetts business trust, ("New Plan" or the "Borrower"), THE BANK OF NEW YORK, as agent for the Lenders (the "Agent"), and the financial institutions listed on the signature pages hereto.

                                    RECITALS:

      A. The Borrower, the Agent and certain financial institutions entered into that certain Credit Agreement dated as of November 21, 1997 (as amended, the "Credit Agreement"; defined terms used in this Amendment which are not otherwise defined herein shall have the meaning ascribed to such terms in the Credit Agreement).

      B. The Borrower has entered into that certain Agreement and Plan of Merger among the Borrower, Excel Realty Trust, Inc. ("Excel"), and ERT Merger Sub, Inc. ("Merger Sub"), dated May 14, 1998, as amended by that certain Amendment to Agreement and Plan of Merger, dated as of August 7, 1998, among the Borrower, Excel and the Merger Sub (collectively, the "Merger Agreement").

      C. In accordance with the Merger Agreement, at the Effective Time under and as defined in the Merger Agreement (the "Effective Time") (i) shares of beneficial interest of New Plan will be converted into the right to receive common shares of the stock of the Combined Company (hereinafter defined), (ii) the Merger Sub will be merged with and into New Plan with New Plan surviving as a wholly owned subsidiary of Excel, (iii) Excel will change its name to "New Plan Excel Realty Trust, Inc." (such entity being, from and after the Effective Time, the "Combined Company") and (iv) the merger contemplated by the Merger Agreement (the "Merger") will be consummated by filing the appropriate articles of merger and certificate of amendment and merger with the appropriate authorities in the State of Maryland and Commonwealth of Massachusetts, all as more particularly described in the Merger Agreement and the Proxy Statement (hereinafter defined).

      D. The Borrower and Excel have called meetings of their respective shareholders to be held on September 25, 1998 to approve the Merger and other matters set forth in the Joint Proxy Statement/Prospectus dated August 12, 1998 (the "Proxy Statement"). If approved, the Borrower contemplates that the Effective Time will occur prior to October 1, 1998.


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      E. The Borrower's consummating the Merger and the other transactions contemplated by the Merger Agreement and the Proxy Statement will constitute an Event of Default under Sections 8.2, 8.5, 8.7 and 9.1(o) of the Credit Agreement. The Borrower has requested that as of the Effective Time the Agent and the Lenders (i) waive the Event of Defaults occurring by reason of the consummation of the Merger and the other transactions contemplated by the Merger Agreement and the Proxy Statement, (ii) permit the Combined Company to be substituted for the Borrower under the Credit Agreement and assume the obligations of the Borrower thereunder, (iii) accept the Guaranty of New Plan Realty Trust, as a wholly owned subsidiary of the Combined Company, in support of the obligations of the Combined Company under the Credit Agreement and (iv) acknowledge that the fiscal year of the Combined Company and New Plan will be a calendar year.

      F. The Agent and the Lenders are agreeable to such requests, subject to the terms of this Amendment.

            NOW, THEREFORE, for and in consideration of the mutual promises and mutual agreements contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

      1. Waiver. Subject to the compliance by the applicable parties with the provisions of Section 14 of this Amendment, the Agent and the Lenders consent, as of the Effective Time, to the Merger and the other transactions contemplated by the Merger Agreement and the Proxy Statement and waive, as of the Effective Time, any Event of Default under Section 8.2, 8.5, 8.7 or Section 9.1(o) of the Credit Agreement occurring by reason of the consummation of the Merger in accordance with the Merger Agreement and the Proxy Statement (each a "Merger Default" and collectively, the "Merger Defaults").

      2. Amended Definitions. As of the Effective Time, Section 1.1 of the Credit Agreement ("Definitions") shall be deemed amended by deleting therefrom the definitions of "Maturity Date," "Revolving Credit Termination Date" and "Total Capital" and substituting in their place the following new definitions therefor:

            "Maturity Date": (i) if the Term Loan is not elected pursuant to
      Section 2.2, the earlier of the Revolving Credit Termination Date or the date on which the Notes shall become due and payable, whether by acceleration or otherwise, and (ii) if the Term Loan is so elected, the earlier of November 20, 1999 or the date


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      on which the Notes shall become due and payable, whether by acceleration or otherwise.

            "Revolving Credit Termination Date": January 31, 1999.

            "Total Capital": shall mean on any date, the sum of (i) all long term debt of the Borrower and its Subsidiaries on a Consolidated basis (inclusive of medium term notes) on such date, (ii) the stockholders' equity in the Borrower on such date, as determined in accordance with GAAP, (iii) the value of issued and outstanding preferred stock of the Borrower on such date, (iv) all Loans outstanding on such date, and (v) all loans under the BankBoston Credit Agreement outstanding on such date.

      3. Threshold Amount. As of the Effective Time, the definition of "Threshold Event" in the Credit Agreement shall be deemed amended to eliminate the number "$150,000,000" therein and substitute in its place the number $0.00 in its place. Accordingly, as of the Effective Time, the "Threshold Amount" under and as defined in the Credit Agreement shall be $0.00.

      4. New Definitions. As of the Effective Time, Section 1.1 of the Credit Agreement ("Definitions") shall be deemed further amended by adding thereto the following new defined terms (the same to be inserted into Section 1.1 in proper alphabetical order):

            "BankBoston Credit Agreement": That certain First Amended and Restated Revolving Credit Agreement among Excel, BankBoston, N.A., as Agent, and the lenders who are signatories thereto, dated as of March 31, 1998, as amended pursuant to that certain First Amendment to First Amended and Restated Revolving Credit Agreement, among Excel, BankBoston, N.A., as Agent, and the lenders signatory thereto, dated as of September 25, 1998, and all amendments thereto.

            "Guarantor":  New Plan Realty Trust, its successors and assigns.

            "Guaranty": That certain Guaranty of the Guarantor executed or to be executed and delivered by the Guarantor under which the Guarantor guaranties the payment when due of the obligations of the Borrower under this Agreement and the other Loan Documents.


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      5. Representations. The parties acknowledge that as of the Effective Time,
Schedules 4.1, 4.5, 4.12, 8.3 and 8.4 will be revised and replaced pursuant to the terms of the Assumption and Substitution Agreement attached hereto as Attachment 1, and such replacement shall effectively amend the Sections of the Credit Agreement corresponding to such Schedules. In addition, as of the Effective Time, the following new Section 4.21 shall be deemed added to the Credit Agreement at the end of Article 4 of the Credit Agreement:

            4.21  BankBoston Credit Agreement.

                  No Event of Default exists under and as defined in the
            BankBoston Credit Agreement.

      6. Financial Statements. As of the Effective Time, Section 4.13 of the Credit Agreement shall be deemed amended by deleting said Section 4.13 in its entirety and substituting the following new Section in its place:

            4.13  Financial Statements.

                  The Borrower has heretofore delivered to the Agent and the
            Lenders the selected historical consolidated financial information of New Plan and Excel and the pro-forma operating and financial information, balance sheets, statements of income and other financial information with respect to New Plan, Excel and the Borrower set forth in the Proxy Statement (the "Financial Statements"). The Financial Statements fairly present the Consolidated financial condition of the Borrower and its Subsidiaries as of the date of said financial statements and were true and correct in all material respects as of such date. Since the date of the Financial Statements, the Borrower and each Subsidiary has conducted its business only in the ordinary course and there has been no Material Adverse Change.

      7. Legal Existence. As of the Effective Time, Section 7.3 of the Credit Agreement shall be deemed deleted and the following new Section 7.3 shall be inserted in its place:

            7.3   Legal Existence.

                  Maintain its status as a Maryland corporation in good standing in the State of Maryland and in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse Effect.


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      8. Declaration of Trust. As of the Effective Time, all references to the
"Declaration of Trust" in the Credit Agreement shall be deemed to refer, collectively, to the Charter and By-Laws of the Combined Company as they exist at such time. In furtherance of the foregoing, Section 8.7 of the Credit Agreement ("Declaration of Trust") shall be deemed deleted and the following new
Section 8.7 shall be inserted in its place:

            8.7 Charter and By-Laws.

                  Amend or otherwise modify its Charter or By-Laws in any way
            (other than in connection with the issuance or classification of preferred stock of the Borrower) which would adversely affect the interests of the Agent and the Lenders under any of the Loan Documents, or permit any Subsidiary to amend its organizational documents in a manner which could have the same result.

      9. Certain Prepayments. As of the Effective Time, Section 8.9 shall be deemed amended to add the following sentence at the end thereof:
"Notwithstanding anything to the contrary set forth in this Section 8.9, prior to the occurrence of an Event of Default, the Borrower may prepay Indebtedness under the BankBoston Credit Agreement in accordance with Section 3 thereof, provided that no Event of Default would result from any such prepayment."

      10. Additional Capital Stock of Subsidiaries. As of the Effective Time,
Section 8.13 of the Credit Agreement shall be deemed amended to delete said
Section 8.13 in its entirety and substitute in its place the following new
Section 8.13:

            8.13  Issuance of Additional Capital Stock by Subsidiaries.

                  Permit any Subsidiary to issue any additional Stock or other equity interest of such Subsidiary, other than the issuance of partnership units in down-REIT partnership Subsidiaries of the Borrower, provided that such partnership units are issued (i) in the normal course of the Borrower's business and (ii) in consideration of the contribution to the down-REIT partnership of assets qualifying as "real estate assets" under Section 856(c) of the Code.

      11. Minimum Tangible Net Worth. As of the Effective Time, Section 8.15 of the Credit Agreement shall be deemed amended to delete the number


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"$550,000,000" therein and substitute in its place the following new number:
"$1,200,000,000."

      12. Maximum Total Indebtedness. As of the Effective Time, Section 8.16 of the Credit Agreement shall be deemed deleted and the following new Section 8.16 shall be substituted in its place:

            8.16  Maximum Total Indebtedness.

                  Permit either (i) the total indebtedness of the Borrower and its Subsidiaries, determined on a Consolidated basis, as determined in accordance with GAAP, at any time to be more than 50% of Total Capital at such time, or (ii) the indebtedness of the Borrower and its Subsidiaries, determined on a Consolidated basis, secured by mortgages on Real Property owned by the Borrower and its Subsidiaries at any time to exceed 40% of Total Capital at such time.

      13. Defaults. As of the Effective Time Section 9.1 of the Credit Agreement shall be deemed amended in the following respects: (i) subsection (k) thereof shall be deemed amended to delete therefrom the number "$500,000" and substitute in its place the number "$1,000,000"; and (ii) the period at the end of subsection (o) shall be deemed deleted, the phrase "; or" shall be deemed inserted in its place, and the following new subsections (p) and (q) shall be deemed added at the end of said Section 9.1:

                  (p) The Guarantor shall fail to comply with any covenant made by it in the Guaranty or if at any time any representation or warranty made by the Guarantor in the Guaranty or in any other document, statement or writing made to the Agent or the Lenders shall be incorrect or misleading in any material respect when made, or (ii) if a default by the Guarantor shall occur under the Guaranty after the expiration of any applicable notice and grace period; or (iii) if the Guarantor shall revoke or attempt to revoke, contest, commence any action or raise any defense (other than the defense of payment) against its obligations under the Guaranty; or

                  (q) There shall occur an Event of Default under and as defined in the BankBoston Credit Agreement.

      14. Notice Provision. Section 11.2 of the Credit Agreement is hereby amended to change the addresses for notices to the Agent as follows:


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                  if to the Agent:

                  The Bank of New York
                  One Wall Street
                  Agency Function Administration
                  18th floor
                  New York, New York
                  Attention:  William Fahey
                              Vice President
                              Agency Function Administrator
                  Telephone:  (212) 635-4690
                  Telecopy:   (212) 635-6365 or 6366 or 6367

                  with a copy to:

                  The Bank of New York
                  One Wall Street - 21st Floor
                  New York, New York 10286
                  Attention:  Andrea Stuart
                              Vice President
                  Telephone: (212) 635-4672
                  Telecopier: (212) 635-7904

      15. Fiscal Year. The Agent and the Lenders acknowledge that as of the Effective Time, the fiscal year of the Combined Company and New Plan shall be a calendar year.

      16. Conditions to the Effectiveness of this Amendment. The effectiveness of this Amendment, including without limitation, the waivers set forth in
Section 1 hereof, are subject to the satisfaction of each of the following conditions on or before October 31, 1998 (the "Compliance Date"):

      (a)   The Effective Time shall have occurred on or before the Compliance
            Date;

      (b) Prior to the Effective Time, the Agent shall have received this Amendment duly executed and delivered by the Borrower, the Agent and the Lenders, in sufficient copies for each Lender and the Agent to receive an original thereof;


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      (c)   Prior to the Effective Time, the Agent shall have received such financial information with respect to Excel, New Plan and the Combined Company as the Agent or any of the Lenders shall have reasonably requested;

      (d)   As of the Effective Time, the Agent shall have received:

            (i) a copy of the Articles of Merger and Certificate of Amendment and Merger (as defined in the Merger Agreement) duly executed by the required parties, certified by the Combined Company to be true and correct and in the form submitted for filing with the State Department of Assessments and Taxation of Maryland and the Secretary of State for the Commonwealth of Massachusetts, respectively;

            (ii) a certificate, dated the date of the Effective Time, of the Secretary or Assistant Secretary of the Combined Company (i) attaching a true and complete copy of the authorizing resolutions and of all documents evidencing other necessary action (in form and substance reasonably satisfactory to the Agent) taken by it to authorize the Assumption Agreement (hereinafter defined) and the incurrence of the obligations under the Credit Agreement and the other Loan Documents and the transactions contemplated thereby, (ii) attaching a true and complete copy of its Charter and By-Laws, and (iii) setting forth the incumbency of its officer or officers who may sign the Assumption Agreement, including therein a signature specimen of such officer or officers.


            (iii) for each Lender, a new Note in the form of Exhibit G to the
                  Credit Agreement made payable to the order of each Lender and in the amount of each such Lender's Commitment Amount, duly executed by the Combined Company and dated as of the Effective Time;

            (iv) the Assumption and Substitution Agreement in the form of Attachment 1 hereto (the "Assumption Agreement") duly executed by the Combined Company, New Plan, the Agent and the Lenders and dated as of the Effective Time, in sufficient copies for each Lender and the Agent to receive an original thereof; and


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            (v)   the Guaranty in the form of Attachment 2 hereto duly executed by New Plan and dated as of the Effective Time, in sufficient copies for each Lender and the Agent to receive an original thereof.

      1. Opinion. Notwithstanding anything in the Credit Agreement to the contrary, the Lenders shall have no obligation to make any loan after the Effective Time until the Agent shall have received an opinion of counsel to the Combined Company in form satisfactory to the Agent covering such matters as the Agent may require, including opinions as to the consummation of the Merger in accordance with the Merger Agreement and the Proxy Statement and the authorization, execution and delivery and enforceability of the Assumption and Substitution Agreement.

      2. No Other Amendments. Except to the extent amended hereby, all terms, provisions and conditions of the Credit Agreement shall continue in full force and effect and shall remain enforceable and binding in accordance with its terms.

      3. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

      4. Counterparts. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same document, and each party hereto may execute this Amendment by signing any of such counterparts.

      5. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      6. Trust Limitation. This Amendment and all documents, agreements, understandings and arrangements relating to this transaction have been negotiated, executed and delivered on behalf of the Borrower by the trustees or officers thereof in their representative capacity under the Declaration of Trust, and not individually, and bind only the trust estate of the Borrower, and no trustee, officer, employee, agent or shareholder of the Borrower shall be bound or held to any personal liability or responsibility in connection with the agreements, obligations and undertakings of the Borrower hereunder, and any person or entity dealing with the Borrower in connection therewith shall look only to the trust estate for the payment of any claim or for the performance of any agreement, obligation or undertaking thereunder. The Agent and


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each Lender hereby acknowledge and agree that each agreement and other document executed by the Borrower in accordance with or in respect of this transaction shall be deemed and treated to include in all respects and for all purposes the foregoing exculpatory provision.

      7. New Plan Acknowledgment and Agreement. New Plan acknowledges that the Lenders are entering into this Amendment on the understanding that the terms hereof will be acceptable to the Combined Company and that the Combined Company will execute the Assumption Agreement as of the Effective Time. New Plan represents that the terms of this Amendment and the Attachments hereto are acceptable to the board of directors of New Plan, and New Plan agrees to cause the Combined Company to execute the Assumption Agreement on the Effective Time and deliver the executed counterpart thereof to the Agent.


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                  IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Waiver and Amendment to Credit Agreement as of the date first above written.

                                        NEW PLAN REALTY TRUST

                                        By: /s/ DEAN BERNSTEIN
                                           ------------------------
                                            Dean Bernstein
                                            Vice President



                                        THE BANK OF NEW YORK,

                                            as the Agent
                                            and a Lender

                                        By: /s/ ANDREA STUART
                                           -------------------------
                                            Andrea Stuart
                                            Vice President



                                        FLEET NATIONAL BANK

                                            as a Lender

                                        By: /s/ THOMAS T. HANOLD
                                           -------------------------
                                            Name: Thomas T. Hanold
                                            Title: Vice President


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                                        BANK HAPOALIM, B.M.

                                            as a Lender

                                        By: /s/ SHAUN BREIDBART
                                            ---------------------------
                                            Name: Shaun Breidbart
                                            Title: Vice President


                                        By: /s/ CONRAD WAGNER
                                            ---------------------------
                                            Name: Conrad Wagner
                                            Title: First Vice President